Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Forest City Realty Trust, Inc. (the “Company”), a Maryland corporation, with offices at Terminal Tower, 50 Public Square, Cleveland, Ohio 44114, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to offerings of securities, hereby constitutes and appoints David J. LaRue, Robert G. O’Brien, and Ketan K. Patel, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) the Registration Statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 29th day of November, 2017.

Signature	Title

/s/ James A. Ratner	Chairman of the Board and Director
James A. Ratner

/s/ David J. LaRue	President, Chief Executive Officer and Director
David J. LaRue	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer
Robert G. O’Brien	(Principal Financial Officer)

/s/ Charles D. Obert	Executive Vice President – Corporate Controller,
Charles D. Obert	Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah Ratner Salzberg	Executive Vice President and Director
Deborah Ratner Salzberg

/s/ Brian J. Ratner	Executive Vice President and Director
Brian J. Ratner

/s/ Ronald A. Ratner	Executive Vice President and Director
Ronald A. Ratner

/s/ Arthur F. Anton	Director
Arthur F. Anton

/s/ Kenneth J. Bacon	Director
Kenneth J. Bacon

Signature	Title
/s/ Z. Jamie Behar	Director
Z. Jamie Behar

/s/ Scott S. Cowen	Director
Scott S. Cowen

/s/ Christine Detrick	Director
Christine Detrick

/s/ Michael P. Esposito, Jr.	Director
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon	Director
Deborah L. Harmon

/s/ Craig Macnab	Director
Craig Macnab